Exhibit 4
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(l) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them a statement on Schedule 13D with respect to the Common Stock, $0.001 par value, of Primo Water Corporation beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.
IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 28th day of January, 2011.

/s/ Billy D. Prim
Billy D. Prim

/s/ Deborah W. Prim
Deborah W. Prim

BD Prim, LLC
By:	/s/ Billy D. Prim
Billy D. Prim, Manager

Billy D. Prim Revocable Trust
By:	/s/ Billy D. Prim
Billy D. Prim, Trustee

2010 Irrevocable Trust fbo Sarcanda W. Bellissimo
By:	/s/ Billy D. Prim
Billy D. Prim, Trustee

2010 Irrevocable Trust fbo Anthony Gray Westmoreland
By:	/s/ Billy D. Prim
Billy D. Prim, Trustee

2010 Irrevocable Trust fbo Jager Grayln Dean Bellissimo
By:	/s/ Billy D. Prim
Billy D. Prim, Trustee

2010 Irrevocable Trust fbo Joseph Alexander Bellissimo
By:	/s/ Billy D. Prim
Billy D. Prim, Trustee